LETTER OF AGREEMENT

The following Letter Agreement is dated as of November 30, 2007 and is between La Camera Mining Inc., (hereinafter called “La Camera”), Tara Gold Resources Corp. (hereinafter called "Tara"). Corporacion Amermin, S.A. DE C.V. (hereinafter called "Amermin") and Lateegra Gold Corp., (hereinafter called “Lateegra”).

In consideration of the mutual covenants and agreements contained in this agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, La Camera and Lateegra make the following agreements:

Payments:

La Camera agrees to pay Lateegra a fee of  $250,000 (USD) ("Cash Payment") and will issue Lateegra 2,000,000 common shares ("Share Payment") in the capital of La Camera on or before May 1, 2008.

The Share Payment will be subject to the following common share escrow provisions:

1.

500,000 common shares will be released from escrow on May 1, 2008;

2.

500,000 common shares will be released from escrow on December 1, 2008;

3.

500,000 common shares will be released from escrow on May 1, 2009; and

4.

The remaining balance of the Share Payment of 500,000 common shares shall bereleased from escrow on December 1, 2009.

Condition:

As conditions of receiving the Payments, Lateegra agrees to the following:

1.

Lateegra agrees to execute the Full and Final Release of Tara hereto attached as  Exhibit 1 to this Letter of Agreement; and

2.

Lateegra will provide all data and information in its possession pertaining to the Picacho Property (as defined in the attached Full and Final Release) to La   Camera on or before May 1, 2008.

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Severability:

If any provision of this agreement is illegal or unenforceable then it shall be severed from this agreement and the remaining provisions will continue and shall be interpreted as strictly as are permitted by law.

LA CAMERA MINING INC. By: /s/ David Deslauriers Authorized Signing Officer
TARA GOLD RESOURCES CORP. By: /s/ Francis Richard Biscan Jr Authorized Signing Officer
CORPORACION AMERMIN, S.A. DE C.V. By: /s/ Ramiro Trevizo Ledezma Authorized Signing Officer
LATEEGRA GOLD CORP. By: /s/ Chris Verrico Authorized Signing Officer

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Exhibit 1

FULL AND FINAL RELEASE

TO:

LA CAMERA MINING INC. ("La Camera")

AND TO:

TARA GOLD RESOURCES CORP. ("Tara")

AND TO:

CORPORACION AMERMIN, S.A. DE C.V. ("Amermin")

RE:

The Picacho Property (as detailed in the attached Schedule "A") in the municipality of Bacoachi, Sonora, Mexico ("Picacho Property").

IN CONSIDERATION OF the sum of Five Dollars ($5.00) of lawful money of Canada now paid by you to the undersigned and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), including the dismissal with prejudice of the litigation known as Tara Gold Resources Corporation v. Lateegra Gold Corporation, Case No. 07CV5365 in the United States Court for the Northern District of Illinois (the “Litigation”), the undersigned on its own behalf and on behalf of its officers, directors, shareholders, employees and agents hereby remises, releases and forever discharges Tara and its respective officers, directors, employees and shareholders (collectively, the "Released Parties"), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, liens, claims, obligations, liabilities and demands at law or equity whatsoever or howsoever arising (collectively, "Claims") which the undersigned now has or hereafter can, shall or may have for or by reason of or in any way arising out of any cause, matter or thing whatsoever relating to, arising out of or in any manner whatsoever connected with the Picacho Property irrespective of the circumstances or timing of the circumstances giving rise to any such Claim, including, but not limited to, any claim, cause of action or matter arising from the Option Agreement entered into by Lateegra Gold Corporation (“Lateegra”) and Tara in July 2006 and attached as Exhibit A and any amendment thereof, and any claim or counterclaim raised or that could have been raised in the litigation known as Tara Gold Resources Corporation v. Lateegra Gold Corporation, Case No. 07CV5365 in the United States Court for the Northern District of Illinois.

AND FOR THE SAID CONSIDERATION the undersigned further agrees that the undersigned will not make any Claim or commence or maintain any action or proceeding against any person, partnership, joint venture, co-tenancy, firm or corporation or other entity or organization or any governmental agency in which any Claim could arise against any of the Released Parties for contribution or indemnity or any other relief over.

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AND FOR THE SAID CONSIDERATION the undersigned hereby represents and warrants that he has not assigned any Claims released above to any person, partnership, joint venture, firm or corporation or other entity or organization.

AND IT IS UNDERSTOOD AND AGREED that in the event that the undersigned hereafter makes any Claim, this document may be raised as a full, complete and effective estoppel to any such Claim.  Any dispute that may arise under this Release shall be governed by the laws of the State of Illinois without consideration of that State’s conflict of laws provisions and exclusive jurisdiction shall lie in the United States Court for the Northern District of Illinois or the Circuit Court for Du Page County Illinois. Lateegra expressly acknowledges that it has not relied upon the representations of any of the Released Parties in executing this Release.

This Release contains the entire agreement between the parties hereto and the terms of the Release are contractual and not a mere recital.

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THE PROVISIONS HEREOF shall inure to the benefit of your respective heirs, executors, administrators, legal personal representatives, successors and assigns and shall be binding upon the successors and assigns of the undersigned.

DATED effective

.

SIGNED, SEALED AND DELIVERED	) ) ) ) ) ) )	LATEEGRA GOLD CORP.
Per:
Name: Title:
I have the authority to bind the Corporation

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SCHEDULE "A"

List of mining lots covered by the Mexican mining concessions that make up the Picacho Property:

Lot	Title
1. “El Picacho”	161,838
2. “Unificación Rey de Oro”	206,327
3. “Mis Recuerdos”	214,776
4. “Picacho II”	218,818
5. “Picacho II	222,789
6. “El Picacho I	222,925
7. “Dos Amigos	225,511
8. “Crestón	226,154

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